Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE October 24, 2019	Media contact: Eric Wilkens 201-572-9317 eric.wilkens@verizon.com

Verizon announces tender offers for 11 series of notes

NEW YORK – Verizon Communications Inc. (“Verizon”) (NYSE, NASDAQ: VZ) today announced the commencement of 11 separate offers to purchase for cash any and all of the outstanding series of notes listed in the table below (collectively, the “Notes”). We refer to each offer to purchase a series of Notes as an “Offer” and collectively as the “Offers.” The Offers are made upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 24, 2019 relating to the Notes (the “Offer to Purchase”) and the accompanying notice of guaranteed delivery (the “Notice of Guaranteed Delivery,” and together with the Offer to Purchase, the “Offer Documents”).

Acceptance Priority Level	CUSIP Number	Title of Security	Principal Amount Outstanding	Fixed Spread (basis points)(1)
1	92343VCZ5	4.672% notes due 2055	$3,172,131,000	+130
2	92343VCM4	5.012% notes due 2054	$1,574,144,000	+131
3	92343VDS0	5.012% notes due 2049	$3,535,114,000	+125
4	92343VDV3	5.500% notes due 2047	$1,430,580,000	+126
5	92343VCK8	4.862% notes due 2046	$4,317,480,000	+123
6	92343VCX0	4.522% notes due 2048	$4,528,159,000	+121
7	92343VBT0	6.550% notes due 2043	$1,018,898,000	+125
8	92343VDC5	4.125% notes due 2046	$1,274,054,000	+119
9	92343VBE3	4.750% notes due 2041	$710,670,000	+125
10	92343VBG8	3.850% notes due 2042*	$1,006,378,000	+120
11	92343VDR2	4.812% notes due 2039	$1,582,870,000	+117

(1)

The Total Consideration for each series of Notes (such consideration, the “Total Consideration”) payable per each $1,000 principal amount of such series of Notes validly tendered for purchase will be based on the fixed spread specified in the table above for such series of Notes, plus the yield of the 2.875% U.S. Treasury Bond due May 15, 2049 as quoted on the Bloomberg reference page “FIT1” as of the applicable Price Determination Date (as defined below). The Total Consideration does not include the applicable Accrued Coupon Payment (as defined below), which will be payable in cash in addition to the applicable Total Consideration.

*

Denotes a series of Notes for which the calculation of the applicable Total Consideration may be performed using the present value of such Notes as determined at the applicable Price Determination Date as if the principal amount of such Notes had been due on the Par Call Date (as defined in the Offer to Purchase).

The Offers will each expire at 5:00 p.m. (Eastern time) on October 31, 2019, unless extended or earlier terminated (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the “Expiration Date”). Notes may be validly withdrawn at any time at or prior to 5:00 p.m. (Eastern time) on October 31, 2019, unless extended or earlier terminated (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the “Withdrawal Date”), but not thereafter, unless extended by Verizon. The “Settlement Date” is expected to be the third business day after the applicable Expiration Date, or November 5, 2019, unless extended with respect to any Offer.

Upon the terms and subject to the conditions set forth in the Offer Documents, holders who (i) validly tender Notes at or prior to the applicable Expiration Date or (ii) validly tender their Notes at or prior to the applicable guaranteed delivery date pursuant to the guaranteed delivery procedures, and whose Notes are accepted for purchase by us, will receive the applicable Total Consideration for each $1,000 principal amount of such Notes in cash on the applicable Settlement Date. Promptly after 11:00 a.m. (Eastern time) on October 31, 2019, unless extended with respect to any Offer (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the “Price Determination Date”), Verizon will issue a press release specifying, among other things, the Total Consideration for each series of Notes validly tendered and accepted.

In addition to the applicable Total Consideration, holders whose Notes are accepted for purchase will receive a cash payment equal to the accrued and unpaid interest on such Notes from and including the immediately preceding interest payment date for such Notes to, but excluding, the applicable Settlement Date (the “Accrued Coupon Payment”). Interest will cease to accrue on the applicable Settlement Date for all Notes accepted in the Offers, including those tendered through the guaranteed delivery procedures.

The Offers are subject to the terms and conditions described in the Offer Documents, including, among other things, the Maximum Total Consideration Condition (as described below). Verizon reserves the right, subject to applicable law, to waive any and all conditions to any Offer, including the Maximum Total Consideration Condition.

Verizon’s obligation to complete an Offer with respect to a particular series of Notes is conditioned on the aggregate Total Consideration for the Offers, excluding the Accrued Coupon Payment, not exceeding $4,600,000,000 (the “Cash Cap”), unless waived by Verizon as provided in the Offer to Purchase. If at the Expiration Date for a particular Offer, the aggregate Total Consideration payable for such series of validly tendered Notes (together with the aggregate Total Consideration payable after accepting for tender and paying for all validly tendered Notes of each series with a higher Acceptance Priority Level (as set forth in the table above) is greater than the Cash Cap, then Verizon will not be obligated to accept for purchase such series of Notes and may terminate the Offer with respect to such series of Notes and each series of Notes with a lower Acceptance Priority Level (as set forth in the table above) (the “Maximum Total Consideration Condition”). All validly tendered Notes of a series having a higher Acceptance Priority Level will be accepted before all validly tendered Notes of a series having a lower Acceptance Priority Level are accepted.

Verizon has retained Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC to act as lead dealer managers for the Offers and BofA Securities, Inc., Loop Capital Markets LLC, Wells Fargo Securities, LLC, Academy Securities Inc., R. Seelaus & Co., LLC and The Williams Capital Group, L.P. to act as co-dealer managers for the Offers. Questions regarding terms and conditions of the Offers should be directed to Citigroup at (800) 558-3745 (toll-free) or (212) 723-6106 (collect), Credit Suisse at (800) 820-1653 (toll-free) or (212) 325-2476 (collect), J.P. Morgan at (866) 834-4666 (toll-free) or (212) 834-4811 (collect) or Morgan Stanley at (800) 624-1808 (toll-free) or (212) 761-1057 (collect).

Global Bondholder Services Corporation will act as the Tender Agent and the Information Agent for the Offers. Questions or requests for assistance related to the Offers or for additional copies of the Offer Documents may be directed to Global Bondholder Services Corporation at (866) 470-4300 (toll free) or (212) 430-3774 (collect). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers. The Offer Documents can be accessed at the following link http://www.gbsc-usa.com/Verizon/.

If Verizon terminates any Offer with respect to one or more series of Notes, it will give prompt notice to the Tender Agent or Information Agent, as applicable, and all Notes tendered pursuant to such terminated Offer will be returned promptly to the tendering holders thereof. With effect from such termination, any Notes blocked in DTC (as defined below) will be released.

Holders are advised to check with any bank, securities broker or other intermediary through which they hold Notes as to when such intermediary would need to receive instructions from a beneficial owner in order for that holder to be able to participate in, or withdraw their instruction to participate in the Offers before the deadlines specified herein and in the Offer to Purchase. The deadlines set by any such intermediary and The Depository Trust Company (“DTC”) for the submission and withdrawal of tender instructions will also be earlier than the relevant deadlines specified herein and in the Offer to Purchase.

Today, Verizon also commenced separate tender offers for 20 other series of its, and its various subsidiaries’, outstanding notes that are not subject to the Offers described in this press release (the “20 Business Day Tender Offers”). The 20 Business Day Tender Offers are separate and distinct from the Offers made in the Offer to Purchase, and neither the Offers nor the 20 Business Day Tender Offers are conditioned upon the consummation of the other.

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This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase any Notes. The Offers are being made solely pursuant to the Offer to Purchase. The Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of Verizon by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This communication has not been approved by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this communication is not being distributed to, and must not be passed on to, persons within the United Kingdom save in circumstances where section 21(1) of the FSMA does not apply.

In particular, this communication is only addressed to and directed at: (A) in any Member State of the European Economic Area, qualified investors in that Member State as defined in Regulation (EU) 2017/1129 and (B) (i) persons that are outside the United Kingdom or (ii) persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)) or within Article 43 of the Financial Promotion Order or high net worth companies and other persons to whom it may lawfully be communicated falling within Article 49(2)(a) to (d) of the Financial Promotion Order, or to other persons to whom it may otherwise lawfully be communicated by virtue of an exemption to Section 21(1) of the FSMA or otherwise in circumstances where it does not apply (such persons together being “relevant persons”). Any person who is not a relevant person should not act or rely on any document relating to the Offers or any of their contents.

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Cautionary Statement Regarding Forward-Looking Statements

In this communication Verizon has made forward-looking statements. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “intend,” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in the Offer to Purchase under the heading “Risk Factors” and in our periodic reports filed with the SEC. Holders are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this press release, and Verizon undertakes no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. Verizon cannot assure you that projected results or events will be achieved.